UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

SECURED DIGITAL APPLICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 10th Floor
New York, New York	10169
(Address of Principal Executive Offices)	(Zip Code)

(212) 551-1747
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Secured Digital Applications, Inc. (the "Company") received a notice dated December 9, 2008 from the Financial Industry Regulatory Authority ("FINRA") that the Company is in violation of National Association of Securities Dealers ("NASD") Rule 6530 as a result of the Company's failure to timely file with the Securities and Exchange Commission (the "SEC") its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the "Form 10-Q"). The notice stated that, pursuant to NASD Rule 6530, unless the delinquent Form 10-Q is received and time stamped by the SEC's EDGAR system by 5:30 p.m. EST on January 8, 2009, the Company's common stock will not be eligible for quotation on the OTC Bulletin Board (the "OTCBB") and will therefore be removed from the OTCBB effective January 12, 2009.

Although the Company filed its Form 10-Q on November 19, 2008, at the time of filing, the financial statements had not been reviewed by the Company's independent registered public accounting firm, and accordingly, the Form 10-Q is considered delinquent under NASD Rule 6530. The Company is exerting its best efforts to (a) cause the financial statements contained in the Form 10-Q to be reviewed by its new independent registered public accounting firm and (b) complete and file an amended Form 10-Q by January 8, 2009. In the event that the Company is unable to complete and file the amended Form 10-Q by such date, the Company intends to request a hearing with a FINRA hearing panel, which should stay any delisting of the Company's common stock pending the hearing panel's decision. In the event that the Company's stock is delisted from the OTCBB for failure to file the amended Form 10-Q by January 8, 2009, the Company expects to apply for relisting promptly after it cures the delinquency.

As previously disclosed in a Form 8-K filed on December 16, 2008, the Company issued a press release on December 12, 2008 entitled "Secured Digital Expects to File Amended Quarterly Report and Have "E" Removed at End of Its Symbol" announcing that the Company (i) is having its Form 10-Q for the quarter ended September 30, 2008 reviewed by its independent registered public accounting firm, (ii) expects to file an amended Form 10-Q following completion of the review and (ii) expects the OTCBB to remove the "E" at the end of its trading symbol after the Company files the amended Form 10-Q.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2008, Kelvin Choon-Huat Ng resigned from his position as Chief  Accounting Officer and principal financial and accounting officer of the Company. Mr. Ng will continue to serve as Deputy Chief Operating Officer of the Company.

Effective December 31, 2008, Aik-Fun Chong was appointed the Chief Accounting Officer and principal financial and accounting officer of the Company.

Mr. Chong (age 36) joined the Company as Finance Manager on September 8, 2008. Mr. Chong graduated from University of Southern Queensland, Australia with a Bachelor of Commerce (Accounting). He is a Chartered Accountant of the Malaysian Institute of Accountants (MIA) and a Certified Practising Accountant (CPA) of CPA Australia. Prior to joining the Company, he served as Accountant at Revenue Valley Sdn Bhd from November 1, 2006 to July 24, 2008.  Between March 2000 and October 2006, he held various managerial positions at Sime Solution Center Sdn Bhd, Accel International Co. Ltd. and Pastry Pro Sdn Bhd. Mr. Chong has over 13 years of financial, accounting and auditing experience in local and international firms dealing in financial and accounting services, trading and manufacturing.

The Company intends to enter into an employment agreement with Mr. Chong but has not yet done so and therefore the material terms of such agreement, including compensation terms, are not yet available.  The Company will file a description of the material terms of such employment as an amendment to this Current Report on Form 8-K within four business days after such information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED DIGITAL APPLICATIONS, INC.

Date: January 5, 2009	By:	/s/ Patrick Soon-Hock Lim
Patrick Soon-Hock Lim
Chairman & Chief Executive Officer